Exhibit 10.30

Tel: 020 8614 5300

Fax: 020 8614 5310

www.firstwave.co.uk

CONFIDENTIAL

10 February 2004

Mr. Andrew Halstead
Chief Information Officer
The Football Association Limited
25 Soho Square
London  W1D 4FA

Re:	Software Development and License Agreement dated 23 December 2002 and related letter amendment thereto dated 1 July 2003 (collectively referred to as the “Agreement”)

Dear Andrew

          By signing this letter, the parties acknowledge and agree to continue their relationship pursuant to the terms of the Agreement, subject to certain amendments thereto.  The parties agree, for good and valuable consideration the adequacy of which is hereby acknowledged, to further amend the Agreement as follows:  (i) to revise the definitions for “Acceptance” and “Acceptance Date” in Schedule 1 to mean the Delivery Date; and (ii) to revise the definition of “Delivery Date” in Schedule 1 to mean the date on which Firstwave delivers CLAS to The FA; and (iii) to terminate The FA’s obligation to pay to Firstwave the charges set forth in clause 6.1.1.2 on the acceptance date; and (iv) to remove the Acceptance Procedures by deleting Schedule 3 in its entirety, including the modifications thereto in the letter amendment of 1st July 2003; and (v) to terminate The FA’s obligation to pay to Firstwave ninety thousand pounds (£90,000) upon acceptance as set forth in the letter amendment of 1st July 2003; and (vi) to revise clause 6.3 to state that in the event Firstwave markets, licenses and delivers a Firstwave CRM sports application to another legal entity in the Sports Vertical, Firstwave shall pay to The FA an amount equal to fifteen percent (15%) of the Net Revenue received by Firstwave up to a maximum of one million pounds (£1,000,000) (the “CLAS Royalty Payment”); and (vii) Firstwave shall pay to The FA a prepaid royalty payment of one hundred twenty thousand six hundred pounds (£120,600) payable in two equal installments of sixty thousand three hundred pounds, the first payment on 12th February 2004 and the second payment on 1st April 2004.  The FA acknowledges and agrees that payment of such amounts by Firstwave will bring the total in prepaid royalties to two hundred ninety-five thousand six hundred pounds (£295,600).

          The parties understand and agree that all terms of this letter amendment are contractual and are not a mere recital, and the parties represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided and that this letter will be signed by a duly authorized signatory who has the authority to bind its respective party.

Mr. Andrew Halstead
10 February 2004

          This letter may be executed in one or more counterparts, and any executed copy of this letter shall be valid and have the same force and effect as the original executed copy.  This letter will be delivered to each party by facsimile transfer for signature and returned by facsimile transfer.  Each party agrees that its facsimile signature will be deemed an original signature, and that each fully-signed, facsimile copy of the letter will be effective and enforceable as though it contained the original signatures of the parties.  This letter contains the entire agreement of the parties hereto with regard to the matters set forth herein, supersedes all previous correspondence and communications, whether oral or written, regarding such subject matter, excluding the Agreement except where specifically modified by this letter, and shall be binding upon the executors, administrators, personal representatives, heirs, successors, and assigns of each.  This letter shall be governed by English law and the parties hereby submit to the exclusive jurisdiction of the English courts.

          The provisions of the Agreement as varied by this letter shall remain in full force and effect.

          By signing below, each party acknowledges its acceptance of the terms of this letter amendment.

Sincerely,

David R. Simmons
For and on behalf of Firstwave Technologies UK Ltd

Accepted and Agreed to on behalf of The FA:

Signature:	/s/ A.W. Halstead	2/12/04

	Andrew Halstead, CIO, The Football Association Limited	Date

Accepted and Agreed to on behalf of Firstwave:

Signature:	/s/ David R. Simmons	2/12/04

	David R. Simmons, Firstwave Technologies	Date

cc:          Judi Vitale, CFO, Firstwave Technologies, Inc.